Exhibit 10.2
SAMPLE SELLING AGENT AGREEMENT

THIS AGREEMENT is made as of this ____ day of _________________, 2008, between ASPEN DIVERSIFIED FUND LLC, a Delaware Limited Liability Company (the “Fund”), ASPEN PARTNERS, LTD., a Delaware S Corporation (the “Manager”), and _______________________________, a ________________ corporation (the “Selling Agent”).

RECITALS

WHEREAS, the Fund primarily invests its assets in underlying investee pools managed by independent commodity trading advisors and other investment managers organized for the purpose of investing its assets in futures, options on commodity futures contracts, and forward contracts, as more fully described in the Confidential Private Offering Memorandum dated February 15, 2006 (as amended and supplemented from time to time, the “Memorandum”).

WHEREAS, the Fund offers, sells and issues Class A and Class C units of limited liability interest (“Units”), pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Regulation D promulgated thereunder.

WHEREAS, the Selling Agent has agreed to use its best efforts to procure subscriptions of Units upon the terms set forth herein and in the Memorandum.

NOW THEREFORE, the parties hereto, in return for the mutual covenants contained herein, and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, agree as follows:

1.   Appointment of Non-Exclusive Selling Agent.

(a)   Subject to the terms and conditions set forth in this Agreement, the Fund hereby appoints the Selling Agent as its non-exclusive selling agent to procure subscriptions of Units on a best-efforts basis in accordance with the terms and conditions set forth in this Agreement and in the Memorandum.

(b)   The Selling Agent hereby accepts appointment as a non-exclusive selling agent for the Fund. The Selling Agent also agrees to use its best efforts to ensure compliance with the term and conditions set forth in this Agreement and in the Memorandum by its employees, officers, directors or others acting on its behalf. The Selling Agent also agrees to use its best efforts to procure subscriptions for Units at the price and in the manner described in the Memorandum.

(c)   The Fund shall provide, at no cost to the Selling Agent, a reasonable quantity of copies of the Memorandum. In order to subscribe for Units, a subscriber must complete a subscription agreement and power of attorney (the “Subscription Documents”) for the Fund and deliver the Subscription Documents to the Manager together with a wire transfer or check in the full amount of the subscription. The Fund, upon receipt of the Subscriptions Documents and such other documents as the Fund may deem necessary or advisable, shall determine whether it wishes to accept or reject the proposed subscription. The Selling Agent acknowledges that the Manager may reject any subscription in whole or in part in its sole discretion.

(d)   The Selling Agent shall submit to the Manager, on behalf of each person desiring to purchase Units, the Subscription Documents, purchaser questionnaire and, if the person is a non-United States investor, a Form W-8BEN.

2.  Fees and Expenses.

Exhibit 10.2

(a)   In consideration of the provision by the Selling Agent of the additional services specified in Section 2(b), the Fund shall pay to the Selling Agent a monthly fee equal to 1/12 of 2% of the Net Asset Value per Class A Unit the Selling Agent has sold and that are outstanding as of the first business day of each month, and a fee equal to 1/12 of 1% of the Net Asset Value per Class C Unit the Selling Agent has sold and that are outstanding as of the first business day of each month, in respect of which the Selling Agent provides ongoing services. Such fees shall commence the first full month after the sale of the Units.

(b)   The fee specified in Section 2(a) shall be in consideration of and is contingent upon the provision by the Selling Agent of additional services in connection with the Units sold by the Selling Agent, including: (1) inquiring of the Manager from time to time, at the request of an owner of Units sold by it, as to the Net Asset Value per Unit; (2) inquiring of the Manager from time to time, at the request of an owner of Units sold by it, regarding the futures markets; (3) assisting, at the request of the Manager, in the redemption of Units sold by it; and (4) providing such other services to the owners of Units sold by it as the Manager may, from time to time, reasonably request. The Selling Agent also shall use its best efforts to insure that any of its registered representatives to whom compensation is passed on pursuant to (1) through (4) above shall cooperate in providing the services specified in this clause for as long as such representatives continue in the employment of the Selling Agent.

(c)   Payments due to the Selling Agent under Section 2(a) shall be made within 15 business days following the first day of the month.

3.  Representations and Warranties of the Fund.

The Fund and the Manager represent and warrant to the Selling Agent as follows:

(a)   The Fund is duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing and is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and has full power and authority to enter into and perform its obligations under this Agreement.

(b)   This Agreement has been duly authorized, executed and delivered by the Fund and the Manager, and assuming due authorization, execution and delivery by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms.

(c)   The performance by the Fund and the Manager of their respective obligations under this Agreement do not conflict with or breach of any of the terms or provisions of any agreement to which the Fund or the Manager is a party and does not violate any applicable law, rule or regulation.

(d)   The Units are duly authorized and validly issued and conform to the description thereof contained in the Memorandum at the time of such issuance.

(e)   The Memorandum does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)   Except as otherwise disclosed in the Memorandum, there is not pending or, to the knowledge of the Fund and the Manager, threatened, any action, suit or proceeding before or by any court or other governmental body to which the Fund or the Manager and any of their respective principals is a party, or to which any of their respective assets is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Fund or the Manager or any of their respective principals.

(g)   The Manager is registered as a commodity pool operator with the Commodity Futures Trading Commission (the “CFTC”), and is a member of the National Futures Association (the “NFA”) in such capacity, and such registration and membership have not expired or been revoked, suspended, terminated, or not renewed, or limited or qualified in any respect. The Manager and its principals and administrative personnel have all required federal, governmental and regulatory registrations and memberships necessary to carry out their obligations under this Agreement and to act as described in the Memorandum.

(h)   None of the Fund, the Manager nor any of their respective principals have received any notice of an investigation regarding non-compliance by the Fund, the Manager or any such principal with applicable laws or regulations.

Exhibit 10.2

4.  Representations and Warranties of the Selling Agent.

The Selling Agent represents and warrants to the Fund and the Manager as follows:

(a)   The Selling Agent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is in good standing and is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification, and has full power and authority to enter into and to perform its obligations under this Agreement.

(b)   This Agreement has been duly authorized, executed and delivered by the Selling Agent, and assuming due authorization, execution and delivery by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms.

(c)   The performance by the Selling Agent of its obligations under this Agreement do not conflict with or breach any of the terms or provisions of any agreement to which the Selling Agent or any of its principals is a party or to which it or any of its principals is bound and does not violate any applicable law, rule or regulation.

(d)   The Selling Agent has obtained all registrations, licenses or memberships as required by applicable law, rule or regulation, including, but not limited to, those of applicable securities or commodities exchanges, clearing houses and self-regulatory organizations or associations, or pursuant to securities or “blue sky” laws of any jurisdiction, as are necessary for the Selling Agent to enter into and carry out its obligations under this Agreement.

(e)   The Selling Agent is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Selling Agent is not the subject of any enforcement or other administrative action by the Securities and Exchange Commission (the “SEC”) that would result in the suspension or revocation of its broker-dealer registration, and to the knowledge of the Selling Agent there are not any proposed or threatened actions by the SEC that would result in the suspension or revocation of its broker-dealer registration that would adversely affect the ability of the Selling Agent to act as a selling agent of the Units on behalf of the Fund. To the knowledge of the Selling Agent there are not any pending, proposed or threatened actions by the SEC that would result in the imposition of any such restriction or limitation thereon.

(f)   The Selling Agent is a member of the Financial Industry Regulatory Authority (“FINRA”). The Selling Agent is not the subject of any enforcement or other administrative action by FINRA that would result in the suspension or revocation of its membership with FINRA, and to the knowledge of the Selling Agent there are not any proposed or threatened actions by FINRA to suspend or revoke its membership with FINRA. The Selling Agent is not operating under any restriction or limitation imposed upon its membership by FINRA that would adversely affect the ability of the Selling Agent to act as a selling agent of the Units on behalf of the Fund and to the knowledge of the Selling Agent there are not any pending, proposed or threatened actions by FINRA that would result in the imposition of any such restriction or limitation thereon.

(g)   Each of the individuals who will procure subscriptions of Units on behalf of the Selling Agent pursuant to this Agreement is:

Exhibit 10.2

(i)   a registered or licensed agent, salesman or salesperson, as the case may be, in the states in which such individual will be offering Units, if such registration or licensing is required by such states;

(ii)   a registered principal or registered representative of the Selling Agent, as appropriate, with FINRA; and

(iii)   registered with the CFTC and a member of the NFA, or exempt from such registration and membership.

(h)   There is not pending or, to the knowledge of the Selling Agent, threatened, any action, suit or proceeding before or by any court or other governmental body to which the Selling Agent or any of its principals is a party, or to which any of its assets is subject, which might result in any material adverse change in the condition, financial or otherwise, business or prospects of the Selling Agent or any of its principals. Neither the Selling Agent nor any of its principals has received any notice of an investigation regarding non-compliance by the Selling Agent or any of its principals with applicable laws or regulations.

(i)   The Selling Agent is not the subject of any enforcement or other administrative action by the securities administrator or securities commission of any state wherein the Selling Agent is registered or required to be registered as a broker-dealer that would result in the suspension or revocation of its broker-dealer registration under the “blue sky” laws of any such state. To the knowledge of the Selling Agent there are not any proposed actions by any such securities administrator or securities commission that would result in the suspension or revocation of its broker-dealer registration. The Selling Agent is not operating under any restriction or limitation imposed upon its broker-dealer registration under the “blue sky” laws by any state securities administrator or securities commission of any state wherein the Selling Agent is so registered that would adversely affect the ability of the Selling Agent to act as a selling agent of the Units on behalf of the Fund in any such state and to the knowledge of the Selling Agent there are not any pending, proposed or threatened actions by any such state securities administrator or securities commission that would result in the imposition of any such restriction or limitation upon its broker-dealer registration under the “blue sky” laws thereof.

5.  Covenants of the Selling Agent.

(a)   No person shall be entitled either directly or indirectly as a consequence of any agreement or arrangement by the Selling Agent to compensation from the Fund, the Manager or from any other person for services as a finder in connection with Units sold by the Selling Agent, and the Selling Agent shall indemnify and hold the Fund and the Manager and any of their respective partners, officers, directors, shareholders and employees harmless against any costs, expenses, losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable attorneys’ fees), to which the Fund, the Manager or any such other person may become subject insofar as such costs, expenses, losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon the claim of any person or entity that he or it is entitled to a finder’s or similar fee in connection with the offering of Units as a result of any agreement or arrangement with the Selling Agent to which none of the Fund or the Manager was a party.

(b)   The Selling Agent shall deliver a copy of the Memorandum to each person to whom the Selling Agent makes an offer of Units and the Selling Agent shall not make an offer of Units on the basis of any communications or documents relating to the Fund, the Manager, or the Units, except the Memorandum and any other documents supplied or prepared by the Fund and delivered to the Selling Agent by the Fund for use in making an offer of Units. Any use or distribution of the Memorandum or any related preliminary Memorandum by the Selling Agent shall comply with the terms and conditions set forth in the Memorandum. The Selling Agent shall promptly deliver a copy of each amendment or supplement to the Memorandum:

(i)   to all offerees then being or thereafter solicited by the Selling Agent; and

Exhibit 10.2

(ii)   to each person who has subscribed for Units, but whose subscription therefor has not yet been accepted or rejected.

(c)   The Selling Agent shall not use any form of general solicitation or general advertising in making offers of Units, including but not limited to the following:

(i)   any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or

(ii)   any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(d)   The Selling Agent shall reasonably believe immediately prior to making any offer or sale of Units that such offeree and purchaser solicited by the Selling Agent (i) is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act, (ii) can afford to bear the risk of a total loss of an investment in the Fund, (iii) has sufficient financial knowledge and experience to be capable of evaluating the risks and merits of an investment in the Fund (either alone or together with such offeree’s and purchaser’s financial adviser(s)), and (iv) otherwise qualifies as an acceptable offeree and purchaser on the basis set forth in the Memorandum.

(e)   The Selling Agent shall retain in its records and make available to the Manager for the purpose of insuring compliance with Rule 506 of Regulation D under the 1933 Act for a period of at least four years information establishing that each offeree to whom the Selling Agent made an offer of Units and each purchaser of Units solicited by the Selling Agent are within the permitted class of investors under the requirements set forth herein and in the Memorandum, and the additional requirements, if any, of the jurisdiction in which such offeree or purchaser is a resident, or in or from which such offer was made.

(f)   In connection with the offer and sale of Units, the Selling Agent shall comply in all material respects with all applicable laws and rules, including without limitation, the rules of FINRA, SEC, CFTC, NFA, and any applicable state securities laws. The Selling Agent shall take all actions deemed necessary by counsel to the Fund to permit the offer of Units to comply, with the securities or “blue sky” laws of the jurisdictions in which offers of Units are made. The Selling Agent shall make offers only in the states in which it is a registered broker-dealer and only in those states in which the Fund has advised the Selling Agent in writing that the Selling Agent may solicit and sell Units.

(g)   The Selling Agent shall exercise reasonable care to assure that the purchasers to whom the Selling Agent sells Units are not underwriters within the meaning of Section 2(11) of the 1933 Act. In that regard, the Selling Agent shall:

(i)   make reasonable inquiry to determine that each purchaser is acquiring Units for his own account, for investment purposes and not with a view to a distribution of such Units; and

(ii)   obtain from each purchaser a signed Subscription Agreement.

(h)   The Selling Agent agrees to comply, after receipt of written notice, with such other reasonable procedures relating to the solicitations and offers of Units as the Fund may from time to time impose.

6.  Indemnification.

(a)   The Manager agrees to indemnify and hold harmless the Selling Agent against any losses, claims, damages or liabilities, joint or several, to which the Selling Agent may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any material misstatement or omission in the Memorandum; or (2) any breach of a representation or warranty set forth in Section 3 above (unless such breach is caused by a material breach by the Selling Agent of any representation, warranty or covenant set forth herein).

Exhibit 10.2

(b)   The Selling Agent agrees to indemnify and hold harmless the Fund and the Manager against any losses, claims, damages or liabilities, joint or several, to which it or they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach by the Selling Agent of any representation, warranty or covenant of the Selling Agent set forth herein.

(c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party shall relieve the indemnifying party from any liability under this Section as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. If the indemnified party notifies any indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable costs of investigation, unless incurred at the written request of the indemnifying party. The indemnifying party shall not have employed counsel to have charge of the defense of such action or proceeding, or such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of any such action or proceeding on behalf of the indemnified party), in any of which events such legal or other expenses shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

7.  Term.

(a)   The Agreement may be terminated immediately by any of the parties hereto upon written notice to each of the other parties.

(b)   Upon termination of this Agreement, the Fund shall continue to pay the Selling Agent the fee specified in Section 2(a) hereof with respect to each Unit sold by the Selling Agent prior to the date of such termination and only until such time that such Unit is completely redeemed out of the Fund, provided however, the Selling Agent maintains all necessary registrations to enable it to receive such compensation and continues to perform the services required of it in Section 2(b) hereof. Upon termination of this Agreement, the Selling Agent shall return to the Fund all unused copies of the Memorandum and all other written materials relating to the Fund, the Manager and the Units.

(c)   The respective indemnities, representations and warranties set forth in this Agreement shall survive any termination of this Agreement.

8.  Captions

All captions used herein are for convenience only, are not part of this Agreement and are not to be used in construing or interpreting any aspect of this Agreement.

9.  Complete Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and all prior agreements, understandings, negotiations, representations and warranties between the parties with respect to the subject matter hereof are hereby superseded.

Exhibit 10.2

10.  Amendments.

This Agreement may be amended only by an instrument in writing and executed by the Fund, the Manager and the Selling Agent.

11.  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws.

12.  Counterparts.

This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.  Relationship of the Parties

This Agreement does not establish a joint venture or partnership among the Fund, the Manager and the Selling Agent, nor authorize any party to act as general agent, or to enter into any contract or other agreement on behalf of any other part except as specifically provided herein. No party shall be liable to any third party in any way for any unauthorized or negligent act or omission of the other party.

14.  Assignments, Binding Agreement.

This Agreement may not be assigned to any other person without the prior written consent of all parties hereto, and shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

15.  No Liability of Interest Holders.

This Agreement has been made and executed by and on behalf of the Fund and the obligations of the Fund herein are not binding upon any of the holders of Units individually but are binding only upon the assets and property of the Fund and no resort shall be had to the personal property of holders of Units for the satisfaction of any obligations or claims hereunder. The debts, liabilities, obligations and expenses incurred with regard to a particular class of Units shall be enforced against the assets of such class only and not against the assets of the Fund or the assets of any other class.

16.  Severability.

If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or regulatory body, exchange, or board having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held inconsistent, shall not be effected thereby.

17.  Waivers.

The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant or representation contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant or representation.

Exhibit 10.2

18.  Notices.

All notices, demands or requests required to be made or delivered under this Agreement shall be effective upon actual receipt and shall be in writing and delivered personally or sent by air courier, by electronic mail or by first-class mail, postage prepaid, to the addresses set forth below, or such other address as may be designated by the party entitled to receive the same by notice similarly given:

(i)   if to Fund:

Aspen Diversified Fund LLC
c/o Aspen Partners, Ltd.
Attn: Adam Langley
1230 Peachtree Street, N.E.
Suite1750
Atlanta, GA 30309

Telphone: (404) 879-5130
Facsimile: (404) 879-5128
Email: alangley@aspenpartners.com

(iii)   if to the Manager:

Aspen Partners, Ltd.
Attn: Adam Langley
1230 Peachtree Street, N.E.
Suite1750
Atlanta, GA 30309

Telphone: (404) 879-5130
Facsimile: (404) 879-5128
Email: alangley@aspenpartners.com

(ii)   if to the Selling Agent:

Firm Name:
Contact:
Address:
City, State & Zip:

Telphone:
Facsimile:
Email:

Exhibit 10.2

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

ASPEN DIVERSIFIED FUND LLC

By:     Aspen Partners, Ltd., its Manager

By:   _______________________________________
          Jeremy L. Standrod
          Managing Partner

ASPEN PARTNERS, LTD., as manager

By:   _______________________________________
          Adam Langley
          Chief Compliance Officer

SELLING AGENT

By:   _______________________________________
          Name:
          Title:

Exhibit 10.2